                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE


--------------------------------------------------------------------------------

               CALPINE CORPORATION AND ENCAL ENERGY LTD. ANNOUNCE
                              COMPLETION OF MERGER

(CALGARY, ALBERTA, CANADA; SAN JOSE, CALIF., USA) - April 19, 2001 - Encal Energy Ltd. ("Encal") (TSE:ENL; NYSE:ECA) and Calpine Corporation (NYSE:CPN) announced today that the merger of the two companies has been completed. Pursuant to the merger, Calpine issued approximately 16.6 million exchangeable shares, with each share being exchangeable, at the shareholder's option, into shares of Calpine common stock on a one-for-one basis. In addition, Calpine assumed approximately $225 million in existing Encal debt. The exchangeable shares will commence trading on The Toronto Stock Exchange on April 23, 2001 under the symbol CPX.

With the completion of the transaction, Calpine gains approximately 1.0 trillion cubic feet equivalent of proved and probable natural gas reserves, net of royalties. The transaction also provides access to firm natural gas transportation capacity from western Canada to California and the eastern United States, and an accomplished management team capable, together with Calpine's existing management team, of leading Calpine's business expansion in Canada.

The transaction increases Calpine's net production to approximately 390 million cubic feet natural gas equivalent per day in North America. Daily natural gas production under the combined companies' control will be sufficient to fuel approximately 2,300 megawatts of generation. With this transaction, Calpine's proved and probable reserves will be approximately 1.7 trillion cubic feet of natural gas equivalent, net of royalties.

Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. To date, the company has approximately 31,200 megawatts of base load capacity and 6,800 megawatts of peaking capacity in operation, under construction, and in announced development in 28 states and Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its Website at www.calpine.com.


THE MATTERS DISCUSSED IN THIS NEWS RELEASE MAY BE CONSIDERED "FORWARD LOOKING" STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES AND EXCHANGE ACT OF 1993, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH STATEMENTS INCLUDE DECLARATIONS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF ENCAL AND CALPINE AND THEIR MANAGEMENT. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. AMONG THE IMPORTANT FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS ARE
(I) THAT THE INFORMATION IS OF A PRELIMINARY NATURE AND MAY BE SUBJECT TO FURTHER ADJUSTMENTS, (II) RISKS ASSOCIATED WITH MERGERS INCLUDING THE ABILITY TO INTEGRATE ENCAL AND CALPINE OPERATIONS, (III) CHANGES IN GOVERNMENT REGULATION,
(IV) GENERAL OPERATING RISKS, (V) THE DEPENDENCE ON THIRD PARTIES, INCLUDING ENCAL SHAREHOLDERS, (VI) THE DEPENDENCE ON SENIOR MANAGEMENT, (VII) THE SUCCESSFUL EXPLOITATION OF AN OIL OR GAS RESOURCE THAT ULTIMATELY DEPENDS UPON THE GEOLOGY OF THE RESOURCE, THE TOTAL AMOUNT AND COST TO DEVELOP

RECOVERABLE RESERVES, AND OPERATIONAL FACTORS RELATING TO THE EXTRACTION OF NATURAL GAS, AND (VIII) OTHER RISKS IDENTIFIED FROM TIME TO TIME IN ENCAL'S ANNUAL REPORT AND ANNUAL INFORMATION FORM FILED WITH THE CANADIAN REGULATORY AUTHORITIES AND CALPINE'S REPORTS AND REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

For further information, please contact:

ENCAL ENERGY LTD.:
David D. Johnson, President and Chief Executive Officer or Steven A. Allaire, Vice President Finance and Chief Financial Officer
Tel: (403) 750-3300 or fax (403) 266-2337 or E-Mail invrel@encal.com


CALPINE CORPORATION:
Investor Relations: Rick Barraza: Tel: (408) 995-5115, X1125
Media Relations: Bill Highlander: Tel: (408) 995-5115, X1244